                                                                     Exhibit 4.1


                             CARDIAC SCIENCE, INC.
                                   as Issuer


                                      and

                             THE BANK OF NEW YORK


                                  as Trustee

                             _____________________

                                   INDENTURE
                             _____________________


                         Dated as of August ____, 2001


                        Senior Secured Promissory Notes

                             CROSS REFERENCE TABLE

      TIA Section                             Indenture Section
      -----------                             -----------------
      310(a)(1)                                    6.10
       (a)(2)                                      6.10
       (a)(3)                                      N.A.
       (a)(4)                                      N.A.
       (a)(5)                                      6.10
        (b)                                     6.8; 6.10
        (c)                                        N.A.
       311(a)                                      6.11
        (b)                                        6.11
        (c)                                        N.A.
       312(a)                                      2.3
        (b)                                        8.3
        (c)                                        8.3
       313(a)                                      6.6
       (b)(1)                                      N.A.
       (b)(2)                                      6.6
        (c)                                        8.2
        (d)                                        6.6
       314(a)                                   4.4; 8.2
        (b)                                        N.A.
      (c)(1)                                       8.4
      (c)(2)                                       8.4
      (c)(3)                                       N.A.
        (d)                                        N.A.
        (e)                                        8.5
        (f)                                        N.A.
      315(a)                                       6.1
        (b)                                     6.5; 8.2
        (c)                                        6.1
        (d)                                        6.1
        (e)                                        5.11
 316(a)(last sentence)                             8.6
      (a)(1)(A)                                    5.5
      (a)(1)(B)                                    5.4
      (a)(2)                                       N.A.
        (b)                                        5.7
        (c)                                        7.4
      317(a)(1)                                    5.8
       (a)(2)                                      5.9
        (b)                                        2.4
       318(a)                                      8.1

N.A. means Not Applicable.
Note: This Cross Reference Table shall not for any purpose be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE..............    4

   1.1         DEFINITIONS.............................................    4
   1.2         INCORPORATION BY REFERENCE OF TIA.......................    7
   1.3         RULES OF CONSTRUCTION...................................    8

ARTICLE II.    THE NOTES...............................................    8

   2.1         FORM AND DATING.........................................    8
   2.2         EXECUTION AND AUTHENTICATION............................    9
   2.3         REGISTRAR AND PAYING AGENT..............................   10
   2.4         PAYING AGENT TO HOLD ASSETS IN TRUST....................   10
   2.5         TRANSFER AND EXCHANGE...................................   10
   2.6         REPLACEMENT NOTES.......................................   11
   2.7         OUTSTANDING NOTES.......................................   11
   2.8         CANCELLATION; SET-OFF...................................   11
   2.9         HOLDER LISTS............................................   12
  2.10         TRANSFERS, ETC..........................................   12

ARTICLE III.   REDEMPTION..............................................   12

   3.1         NOTICES TO TRUSTEE......................................   12
   3.2         NOTICES TO HOLDERS......................................   13
   3.3         DEPOSIT OF REDEMPTION PRICE.............................   13
   3.4         PARTIAL REDEMPTION OF A NOTE............................   14

ARTICLE IV.    COVENANTS...............................................   14

   4.1         PAYMENT OF NOTES........................................   14
   4.2         MAINTENANCE OF OFFICE OR AGENCY.........................   14
   4.3         MONEY FOR THE NOTES TO BE HELD IN TRUST.................   14
   4.4         TIA REPORTS.............................................   15
   4.5         QUALIFIED FINANCING TRANSACTION.........................   15
   4.6         FURTHER INSTRUMENTS AND ACTS............................   15
   4.7         PROTECTION OF TRUST ESTATE..............................   15

ARTICLE V.     DEFAULTS AND REMEDIES...................................   16

   5.1         EVENTS OF DEFAULT.......................................   16
   5.2         ACCELERATION............................................   16
   5.3         OTHER REMEDIES..........................................   17
   5.4         WAIVER OF PAST DEFAULTS.................................   17
   5.5         CONTROL BY MAJORITY.....................................   17
   5.6         LIMITATION ON SUITS.....................................   17

                               TABLE OF CONTENTS
                                  (continued)
                                                                         Page
                                                                         ----
   5.7         RIGHTS OF HOLDERS TO RECEIVE PAYMENT....................   18
   5.8         COLLECTION SUIT BY TRUSTEE..............................   18
   5.9         TRUSTEE MAY FILE PROOFS OF CLAIM........................   18
  5.10         PRIORITIES..............................................   18
  5.11         UNDERTAKIN FOR COSTS....................................   19
  5.12         RESTORATION OF RIGHTS AND REMEDIES......................   19
  5.13         RIGHTS AND REMEDIES CUMULATIVE..........................   19
  5.14         OPTIONAL PRESERVATION OF TRUST ESTATE...................   19
  5.15         SALE OF TRUST ESTATE....................................   20

ARTICLE VI.    TRUSTEE.................................................   20

   6.1         DUTIES OF TRUSTEE.......................................   20
   6.2         RIGHTS OF TRUSTEE.......................................   21
   6.3         INDIVIDUAL RIGHTS OF TRUSTEE............................   22
   6.4         TRUSTEE'S DISCLAIMER....................................   23
   6.5         NOTICE OF DEFAULT.......................................   23
   6.6         REPORTS BY TRUSTEE TO HOLDERS...........................   23
   6.7         COMPENSATION AND INDEMNITY..............................   23
   6.8         REPLACEMENT OF TRUSTEE..................................   24
   6.9         SUCCESSOR TRUSTEE BY MERGER.............................   25
  6.10         ELIGIBILITY; DISQUALIFICATION...........................   25
  6.11         PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER....   25

ARTICLE VII.   AMENDMENTS, SUPPLEMENTS AND WAIVERS.....................   25

   7.1         WITHOUT CONSENT OF HOLDERS..............................   25
   7.2         WITH CONSENT OF HOLDERS.................................   26
   7.3         COMPLIANCE WITH TIA.....................................   26
   7.4         REVOCATION AND EFFECT OF CONSENTS AND WAIVERS...........   26
   7.5         NOTATION ON OR EXCHANGE OF NOTES........................   27
   7.6         TRUSTEE TO SIGN AMENDMENTS..............................   27
   7.7         PAYMENT FOR CONSENT.....................................   27

ARTICLE VIII.  MISCELLANEOUS...........................................   27

   8.1         TIA CONTROLS............................................   28
   8.2         NOTICES.................................................   28
   8.3         COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS............   29
   8.4         CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......   29
   8.5         STATEMENT REQUIRED IN CERTIFICATE OR OPINION............   29
   8.6         WHEN NOTES DISREGARDED..................................   29
   8.7         RULES BY TRUSTEE, PAYING AGENT, REGISTRAR...............   30
   8.8         LEGAL HOLIDAYS..........................................   30

                                                                         Page
                                                                         ----
   8.9         GOVERNING LAW...........................................   30
  8.10         NO RECOURSE AGAINST OTHERS..............................   30
  8.11         NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...........   30
  8.12         SUCCESSORS..............................................   30
  8.13         DUPLICATE ORIGINALS.....................................   30
  8.14         SEVERABILITY............................................   30
  8.15         TABLE OF CONTENTS; HEADINGS.............................   31

EXHIBITS

Exhibit A - Form of Senior Secured Promissory Note.
---------

     INDENTURE dated as of August ____, 2001 by and between CARDIAC SCIENCE, INC., a Delaware corporation (the "Issuer"), and THE BANK OF NEW YORK, a New York corporation (the "Trustee").


     The Issuer has duly authorized the creation and issue of its Senior Secured Promissory Notes, bearing simple interest at the rate of ten percent (10%) per annum, due eighteen (18) months from the date of issue, and subject to an automatic extension for six (6) months upon payment of an extension fee of five percent (5%) of the outstanding principal and interest due and payable at the time of extension, and subject to earlier repayment in the event the Issuer enters into a Qualified Financing Transaction (the "Notes"), of substantially the tenor and amount hereinafter set forth and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered by the Trustee hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer have been done. This Indenture is subject to, and shall be governed by, the mandatory provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended. Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                GRANTING CLAUSE

     The Issuer hereby Grants to the Trustee, for the exclusive benefit of the Holders of the Notes, all of the Issuer's right title and interest in and to the assets, properties and business of the Issuer, either tangible, intangible, real, personal or mixed, whether now owned or hereafter acquired and wherever located, including, but not limited to all patents, patent rights, inventions, processes, formulae, licenses, trade secrets, know-how and other proprietary rights and data, engineering calculations, technical plans, drawings and data, software, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, copyright rights, technical information (including information regarding other persons' products and technology); all other intellectual property rights of the Issuer, related to or used in the research and development activities, and all applications to acquire any such rights, in each case, whether now owned or hereafter created, acquired or issued (collectively, the "Technology"); all licenses, sublicenses, franchises, and other contract rights and all governmental and regulatory permits and approvals, whether now owned or hereafter acquired, granted in any of the Technology, including, without limitation, any present or future right of the Issuer to receive royalties or other payments from those to whom licenses, sublicenses or franchises have been or will be granted; and all proceeds or products thereof including without limitation, all payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty (save any obligation which is the responsibility of Trustee), payable by reason of loss or damage or otherwise with respect thereto (collectively, the "Trust Estate").

     The foregoing Grant is made, however, in trust, to secure the Notes equally and ratably without prejudice, priority, or distinction, except as expressly provided in this Indenture, between any Note and any other Note by reason of difference in time of issuance or otherwise, and to secure (a) the payment of all amounts due on the Notes in accordance with their terms, (b) the payment of all other sums payable under this Indenture, and (c) compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Trustee acknowledges such Grant, accepts the hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required of it.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1  DEFINITIONS.
     -----------

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

          The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "APM" means the First Amended and Restated Agreement and Plan of Merger dated June 5, 2001, by and among the Issuer, Cardiac Science Acquisition Corp., a Minnesota corporation (a wholly owned subsidiary of the Issuer, "Merger Sub"), and Survivalink Corporation, a Minnesota corporation ("Survivalink").

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as the context requires, the Board of Directors or comparable governing body of the Issuer, or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Board to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the state of New York are required or authorized by law or other governmental action to be closed.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, with respect to the Commission's duties under the TIA, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 515 South Flower Street, Suite 2700; Attn: Senior Vice
President.


     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Event of Default" has the meaning set forth in Section 5.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

     "Grant" means to grant, bargain, sell, warrant, alienate, demise, release, convey, assign, transfer, mortgage, pledge, create, and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of a security interest in, or a collateral assignment of, the rights, title, benefits, and interest in and to the Trust Estate shall include all rights, powers, and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim, collect, receive and receipt for payments in respect to the Trust Estate, or any other payment due thereunder, to give and receive other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder" means the Person in whose mane a Note is registered on the Registrar's books.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Interest Payment Date" means the Maturity Date.

     "Issue Date" means _________, 2001, the date of original issuance of the Notes.

     "Issuer" means the party named as such in the first paragraph of this Indenture, until a successor replace it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Issuer Order" means a written order signed in the name of the Issuer by
(i) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Issuer and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

     "Legend" has the meaning assigned to it in Section 2.1.

     "Maturity Date" means eighteen (18) months from the Issue Date, subject to an automatic extension for six (6) months upon payment of an extension fee of five percent (5%) of the outstanding principal and interest due and payable at the time of extension.

     "Merger" means the merger of Survivalink with and into Merger Sub, which results in the separate corporate existence of Survivalink ceasing to exist, and Merger Sub to continue as the surviving corporation.

     "Merger Sub" mean Cardiac Science Acquisition Corp., a wholly-owned subsidiary of Cardiac Science.

     "Notes" has the meaning assigned to it in the recitals hereto.

     "Note Register" has the meaning assigned to it in Section 2.3.

     "Notice of Default" has the meaning assigned to in Section 5.1.

     "Officer" means, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Issuer.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.

     "Paying Agent" has the meaning set forth in Section 2.3.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

     "Proceedings" means any suit in equity, action at law, or other judicial or administrative proceeding.

     "Qualified Financing Transaction" means the consummation of a financing transaction or series of transactions whereby the Issuer raises at least $15,000,000, but shall not include any financing transaction entered into in connection with the APM or described in the Cardiac Science merger proxy relating thereto.

     "Redemption Date" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

     "Registrar" has the meaning assigned to it in Section 2.3.

     "Sale" has the meaning assigned to it in Section 5.15.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "Security Documents" means any security agreement, pledge, collateral assignment, financing document, or other agreement or instrument to create or perfect a security interest for the benefit of the Trustee in the Trust Estate.

     "Shareholders' Representatives" means those person appointed as such pursuant to Section 9.06 of the APM.

     "Subsidiary" means, in respect of any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total voting stock or other interests (including partnership and membership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

     "Technology" shall have the meaning provided in the Granting Clause of this Indenture.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended, as in effect on the date of the execution of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Estate" shall have the meaning provided in the Granting Clause of this Indenture.

     "Trust Officer" means any officer in the Corporate Trust Office of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the Uniform Commercial Code enacted by the State or States in which the Trust Estate or portions thereof are located, respectively.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1.2  INCORPORATION BY REFERENCE OF TIA.
     ---------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3  RULES OF CONSTRUCTION.
     ---------------------

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural, and words in the plural include the singular;

          (6) provisions apply to successive events and transactions; and

          (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (8) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1.

          (9) all references to Sections or Articles refer to Sections or Articles in this Indenture unless otherwise indicated.

ARTICLE II
                                   THE NOTES

2.1  FORM AND DATING.
     ---------------
(a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is hereby
                                  ---------
     incorporated in and expressly made a part of this Indenture.

(b) The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

(c)  The following legends (the "Legend") shall appear on each Note:

     THIS SENIOR SECURED PROMISSORY NOTE ("NOTE") IS SUBJECT TO THE TERMS OF AN INDENTURE DATED __________ , 2001 (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "INDENTURE") BETWEEN CARDIAC SCIENCE, INC. AND THE BANK OF NEW YORK AS TRUSTEE (THE "TRUSTEE"). THE TERMS OF THIS NOTE INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE NOTE INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "TRUST INDENTURE ACT")

     THIS INSTRUMENT IS REGISTERED AS TO BOTH PRINCIPAL AND INTEREST WITH THE ISSUER AND TRANSFER HEREOF MAY BE EFFECTED ONLY BY THE SURRENDER OF THE OLD INSTRUMENT AND THE ISSUANCE OF A NEW INSTRUMENT BY THE ISSUER TO THE NEW HOLDER. THE HOLDER HEREOF IS HEREBY NOTIFIED THAT THIS INSTRUMENT IS NOT LISTED NOR IS IT TRADABLE ON ANY ESTABLISHED SECURITIES MARKET.

2.2  EXECUTION AND AUTHENTICATION.
     ----------------------------

     The Notes will be issued in one series. The aggregate principal amount of the Notes outstanding at any time shall not exceed $25,800,000 except as provided in Section 2.6 hereof. Two Officers, or an Officer and an Assistant Secretary, of the Issuer shall sign, or one Officer shall sign and one Officer or an Assistant Secretary of the Issuer (each of whom shall have been duly authorized by all requisite corporate actions) shall attest to, the Notes by manual or facsimile signature. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.


     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon receipt of an Issuer Order requesting such action, authenticate Notes for original issue up to the aggregate principal amount not to exceed $25,800,000 outstanding at any given time. Such Issuer Order shall specify the amount of Notes to be authenticated and the date of which the Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

     The Notes shall be issuable only in registered form without coupons.

2.3  REGISTRAR AND PAYING AGENT.
     --------------------------

     The Issuer shall maintain an office or agency in the City of Irvine, County of Orange, State of California where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of their obligation to maintain an office or agency in City of Irvine, County of Orange, State of California, for such purposes. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuer hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.


     The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

2.4  PAYING AGENT TO HOLD ASSETS IN TRUST.
     ------------------------------------

     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default or Event of Default by the Issuer (or any other obligor on the Notes) in making any such payment. If Issuer or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5  TRANSFER AND EXCHANGE.
     ---------------------

     (a) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if any applicable requirements hereunder or under the Notes are satisfied. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver Notes a the Registrar's request.

     (b) No service charge shall be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of the Notes.

     (c) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

2.6  REPLACEMENT NOTES.
     -----------------

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.6, including reasonable fees and expenses of counsel.

     Every replacement Note is an additional obligation of the Issuer.

2.7  OUTSTANDING NOTES.
     -----------------

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those redeemed pursuant to Article Three and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

     If a Note is replaced pursuant to Section 2.6 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.6. If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest ceases to accrue.

     If on the Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

2.8  CANCELLATION; SET-OFF.
     ---------------------
     (a) The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.6, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.8.

     (b) Pursuant to Article II of the APM, the Issuer may be entitled to set-off certain of its damages suffered in connection with the APM against amounts owed pursuant to the Notes. If the Issuer exercises any such set-off rights with respect to the Notes, such exercise shall be effected by the Issuer delivering the applicable Notes to the Trustee for cancellation along with an Issuer Order containing information as to:

          (i) the amount of the claim as to which the Issuer is exercising its set-off rights;

          (ii) the reduction in principal amount of the Notes as to which such set-off rights have been exercised (it being understood that all set-off amounts will be applied against principal only and not accrued interest);

          (iii)  the effective date of any such reduction in principal amount;

          (iv) instructions as to the issuance of replacement Notes.

2.9  HOLDER LISTS.
     ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at the Maturity Date or at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.10  TRANSFERS, ETC.
      ---------------

     Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                                  ARTICLE III

                                  REDEMPTION

3.1  NOTICES TO TRUSTEE.
     ------------------

     If the Issuer desires to make an offer to redeem, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes the Issuer desires to redeem and the Redemption Price. The Issuer shall give each notice to the Trustee provided for in this Section 3.1 not less than thirty (30) days nor more than sixty (60) days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

3.2  NOTICES TO HOLDERS.
     ------------------

     Within ten (10) days after the date the Trustee receives the notice specified in Section 3.1, the Trustee shall send to each Holder by first-class mail, postage prepaid, a notice prepared by the Issuer stating:

     (a) that a redemption offer is being made pursuant to the terms of this Indenture, that the Holder has the right (but not the obligation to accept such offer) and that all Notes that are timely tendered will be accepted for payment, subject to proration by the Trustee if the principal amount of Notes that the Issuer offers to redeem is less than the aggregate principal amount of all Notes timely tendered pursuant to the redemption offer;

     (b) the Redemption Price, the principal amount of Notes that the Issuer offers to redeem and the Redemption Date;

     (c) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

     (d) that, unless the Issuer defaults in the payment of the Redemption Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the redemption offer shall cease to accrue interest from and after the Redemption Date;

     (e) that any Holder electing to have any Notes or portions thereof purchased pursuant to the redemption offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Redemption Date;

     (f) that any Holder electing to have Notes purchased pursuant to the redemption offer must specify the principal amount that is being tendered for purchase;

     (g) that any Holder of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

     (h) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 3.2.

3.3  DEPOSIT OF REDEMPTION PRICE.
     ---------------------------

     At least two (2) Business Days prior to the Redemption Date, the Issuer shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the redemption offer and Section 3.2 hereof;
(ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., Pacific Standard Time, on such date, in immediately available funds, an amount equal to the Redemption Price in respect of all Notes or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Issuer and accepted for payment.

     The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the Redemption Price for such Notes or portions thereof. For purposes of this Section 3.3, the Trustee shall act as the Paying Agent.

3.4  PARTIAL REDEMPTION OF A NOTE.
     ----------------------------

     Upon surrender and cancellation of a Note that is purchased in part, the Issuer shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Note, a new Note equal in principal amount to the unpurchased portion of such surrendered Note.

                                  ARTICLE IV

                                   COVENANTS

4.1  PAYMENT OF NOTES.
     ----------------


     The Issuer shall pay the principal of and interest on the Notes on the Maturity Date and in the manner provided in the Notes. Principal and interest shall be considered paid on the Maturity Date if on the Maturity Date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.


     All payments with respect to a Note (including principal and interest) will be required to be made by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

4.2  MAINTENANCE OF OFFICE OR AGENCY.
     -------------------------------


     The Issuer shall maintain in The City of Irvine, The County of Orange, The State of California, the office or agency required under Section 2.3. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
8.2. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby initially designates the Trustee at its address c/o The Bank of New York _____________, Attention: Senior Vice President, as such office of the Issuer in accordance with Section 2.3.


4.3  MONEY FOR THE NOTES TO BE HELD IN TRUST.
     ---------------------------------------

     If the Issuer, any Subsidiary of the Issuer or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act. Whenever the Issuer shall have one or more Paying Agents with respect to the Notes, it shall, prior to 10:00 a.m. Pacific Standard Time on the Maturity Date of the principal and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Issuer's action or failure so to act.

4.4  TIA REPORTS.
     -----------

     The Issuer shall comply with the provisions of TIA Section 314(a).

4.5  QUALIFIED FINANCING TRANSACTION
     -------------------------------

     Upon the consummation of a Qualified Financing Transaction, the Issuer agrees to pay fifty percent (50%) of all sums received in excess of $15,000,000 in the Qualified Financing Transaction toward payment of principal and interest due and payable, if any, under the terms of the Notes.

4.6  FURTHER INSTRUMENTS AND ACTS.
     ----------------------------

     Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

4.7  PROTECTION OF TRUST ESTATE.
     --------------------------

     The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurances an other instruments, and will take such other action as the Issuer or the Trustee deems necessary or advisable to:

     (a)  Grant more effectively all or any portion of the Trust Estate;

     (b) Maintain or preserve the lien of this Indenture and the Security Documents and carry out more effectively the purposes thereof;

     (c) Perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

     (d) Preserve and defend title to the Trust Estate securing the Notes and the rights therein of the Trustee and the Holders secured thereby against the claims of all persons and parties; and

     (e) Promptly pay any tax or similar claim levied against all or any portion of the Trust Estate.

     Additionally, the Issuer will make, execute or endorse, acknowledge, and file, or deliver to the Trustee from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney certificates, reports, and other assurances or instruments and take such further steps relating to the Trust Estate and the other rights covered by this Indenture, as the Trustee may request and reasonably require.

                                   ARTICLE V

                             DEFAULTS AND REMEDIES

5.1  EVENTS OF DEFAULT.
     -----------------

     Each of the following shall be an "Event of Default":

     (a) the Issuer's failure to pay or perform any obligation, liability or indebtedness of the Issuer to the Holder under the Notes as and when due (whether upon demand, at maturity or by acceleration, and subject to the terms of the Notes, this Indenture and the APM);

     (b) the commencement of a proceeding by or against the Issuer for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion), which proceeding is not discharged within thirty (30) days after such commencement;

     (c)  the insolvency of the Issuer;

     (d) the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Issuer, which trustee is not discharged within thirty (30) days after such appointment;

     (e) an assignment for the benefit of creditors of a material portion of the property of the Issuer; or

     (f) the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Issuer, which petition is not discharged within thirty (30) days after such filing.




5.2  ACCELERATION.
     ------------


     If an Event of Default occurs and is continuing, the Trustee, to the extent it has actual knowledge, by written notice to the Issuer, or the Holders of at least twenty (20%) in principal amount of the Notes by written notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Notes by notice to the Trustee and the Issuer may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

5.3  OTHER REMEDIES.
     --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

5.4  WAIVER OF PAST DEFAULTS.
     -----------------------

     The Holders of not less than a majority in principal amount of the Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default (i) in the payment of the principal or interest on an Note (except a payment default resulting from an acceleration that has been rescinded) or (ii) in respect of a provision that under Section 7.2 cannot be amended without the consent of each Holder affected.

5.5  CONTROL BY MAJORITY.
     -------------------

     The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability. Notwithstanding the foregoing, if the conditions to retention of the Trust Estate set forth in
Section 5.14 hereof have been satisfied and the Trustee elects to retain such Trust Estate pursuant to such Section, then any direction to the Trustee by Holders representing less than 100% of the principal amount of outstanding Notes to undertake a Sale of the Trust Estate shall be of no force and effect.

5.6  LIMITATION ON SUITS.
     -------------------

     Except as provided in Section 5.7, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

     (a) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

     (b) the Holders of at least twenty percent (20%) in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in compliance with such request;

     (d) the Trustee has not complied with the request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

     (e) the Holders of a majority in principal amount of the Notes have not given the Trustee a direction inconsistent with the request during such sixty
(60) day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

5.7  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
     ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due date expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

5.8  COLLECTION SUIT BY TRUSTEE.
     --------------------------

     If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) of Section 5.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and interest then due.

5.9  TRUSTEE MAY FILE PROOFS OF CLAIM.
     --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.7) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee appointed for such matter, to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Notes or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 6.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

5.10  PRIORITIES.
      ----------

     If the Trustee collects any money or property pursuant to this Article Five, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 6.7;

          Second: to Holders for amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

          Third:  to the Issuer.

     The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10. At least fifteen (15) days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.


5.11  UNDERTAKING FOR COSTS.
      ---------------------


     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by a Holder or Holders of more than ten percent (10%) in principal amount of the outstanding Notes.

5.12  RESTORATION OF RIGHTS AND REMEDIES.
      ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.13  RIGHTS AND REMEDIES CUMULATIVE.
      ------------------------------

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.14  OPTIONAL PRESERVATION OF TRUST ESTATE.
      ----------------------------------------

     If the Notes have been declared to be due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may take possession of the portion of the Trust Estate collateralizing the Notes, but is not obligated to do so, and, so long as the Trustee determines that the portion of the Trust Estate collateralizing the Notes will continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been such a declaration or the Trustee determines that the portion of the Trust Estate collateralizing the Notes would maximize funds for the payment of principal of and interest on the Notes, retain the Trust Estate intact for the benefit of the Holders and apply all distributions received on the Trust Estate to the payment of principal of and interest on the Notes as if there had not been such a declaration. In such case, the Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking firm and/or accountants acceptable to the Trustee as to the feasibility of such proposed action and as to the value of the Trust Estate, which opinion shall be conclusive evidence a to such value in any Proceeding seeking to recover a deficiency from the Issuer.

5.15  SALE OF TRUST ESTATE.
      --------------------


     (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate securing the Notes pursuant to Section 5.3 shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. All Sales shall be conducted in accordance with the California Uniform Commercial Code. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, however, that such waiver shall not affect the Trustee's right to receive reasonable compensation as set forth in Section 6.7, for the providing by the Trustee of ordinary services as Trustee under this Indenture.


     (b) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof; and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

     (c) The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.


                                  ARTICLE VI

                                    TRUSTEE

6.1  DUTIES OF TRUSTEE.
     -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.


     (b) Except during the continuance of an Event of Default:


         (i) The Trustee shall perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.


         (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.


     (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:


         (i)   This paragraph does not limit the effect of paragraph (b) of this
Section 6.1.

         (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 6.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


     (g) In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.


6.2  RIGHTS OF TRUSTEE.
     -----------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.


     (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney.

     (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

6.3  INDIVIDUAL RIGHTS OF TRUSTEE.
     ----------------------------

     The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

6.4  TRUSTEE'S DISCLAIMER.
     --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations as to the validity or the condition of the Trust Estate or any part thereof, or as to the title of the Issuer thereto or as to the security afforded thereby or hereby. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

6.5  NOTICE OF DEFAULT.
     -----------------

     If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within thirty (30) days after it receives actual notice of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal or interest on, any Note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Trust Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.


6.6  REPORTS BY TRUSTEE TO HOLDERS.
     -----------------------------

     Within six (6) months after the Issue Date, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous six (6) months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).


     A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

     The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

6.7  COMPENSATION AND INDEMNITY.
     --------------------------

     The Issuer shall pay to the Trustee, from time to time, reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.


     The Issuer shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the cost and expense of enforcing this Indenture and the Notes against the Issuer or the Holders (including this Section 6.7) including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity, provided that any failure to so notify the Issuer shall not relieve the Issuer of their indemnity obligations hereunder. The Issuer may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld, delayed or conditioned. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Issuer's payment obligations in this Section 6.7, the Issuer hereby Grants to the Trustee a lien ranking at all times senior to the lien of the Notes upon all property and funds held or collected as part of the Trust Estate by the Trustee in its capacity as such.


     The Issuer's indemnity and payment obligations pursuant to this Section 6.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(c), (d), (e), or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.


6.8  REPLACEMENT OF TRUSTEE.
     ----------------------

     The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if: (i) the Trustee fails to comply with Section 6.10; (ii) the Trustee is adjudged bankrupt or insolvent;
(iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "Retiring Trustee"), the Issuer shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of not less than ten percent (10%) in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 6.8, the Issuer's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

6.9  SUCCESSOR TRUSTEE BY MERGER.
     ---------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Six.

6.10 ELIGIBILITY; DISQUALIFICATION.
     -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.
     ----------------------------------------------------

     The Trustee, in its capacity as Trustee hereunder, shall comply with TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                  ARTICLE VII

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

7.1  WITHOUT CONSENT OF HOLDERS.
     --------------------------

     Subject to Section 7.3, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

     (c) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

     (d) to make any change that does not adversely affect the rights of any Holder.

     After an amendment under this Section 7.1 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.1

7.2  WITH CONSENT OF HOLDERS.
     -----------------------

     The Issuer and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any past Default or compliance with any provisions may also be waived with the consent of the Holders of not less than a majority of the principal amount of Notes then outstanding. However, without the consent of each Holder affected, an amendment may not:

     (a)  reduce the amount of Notes whose Holders must consent to an amendment;

     (b) reduce the rate of or extend the time for payment of interest on any Note;

     (c) reduce the principal of, change the time for payment of principal of, or change the stated maturity of any Note;

     (d)  make any Note payable in money other than that stated in the Note; or

     (e)  make any change in Section 5.4 or 5.7 or the second sentence of this
Section 7.2.

     It shall not be necessary for the consent of the Holders under this Section
7.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 7.2 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

7.3  COMPLIANCE WITH TIA.
     -------------------

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

7.4  REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.
     ---------------------------------------------

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Except as set forth in Section 7.2, after an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

7.5  NOTATION ON OR EXCHANGE OF NOTES.
     --------------------------------

     If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

7.6  TRUSTEE TO SIGN AMENDMENTS.
     --------------------------

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Seven; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Seven is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms.

7.7  PAYMENT FOR CONSENT.
     -------------------

     Neither the Issuer nor any affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS
8.1  TIA CONTROLS.
     ------------

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

8.2  NOTICES.
     -------

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Issuer:

               Cardiac Science, Inc.
               16931 Millikan Avenue
               Irvine, California 92606
               Facsimile:  (949) 951-7315
               Attention:  Raymond Cohen, President

     With a copy to:

               Stradling Yocca Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California  92660
               Telephone:  (949) 725-4000
               Facsimile:  (949) 725-4100
               Attention:  Shivbir S. Grewal, Esq.

     If to the Trustee:

               The Bank of New York
               515 South Flower Street, Suite 2700
               Los Angeles, CA 90071
               Facsimile: 213-488-1370
               Attention: Senior Vice President

     The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), except that, with respect to any mailing, notices to the Trustee shall be deemed effective only upon receipt.

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar, with a copy to the Shareholders' Representatives at the addresses specified in the APM, and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

8.3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.
     --------------------------------------------

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Holders. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

8.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
     --------------------------------------------------

     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

     (a) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

8.5  STATEMENT REQUIRED IN CERTIFICATE OR OPINION.
     --------------------------------------------

     Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

8.6  WHEN NOTES DISREGARDED.
     ----------------------

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

8.7  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.
     --------------------------------------------

     The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

8.8  LEGAL HOLIDAYS.
     -----------------

     If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

8.9  GOVERNING LAW.
     -------------

     This Indenture and the Notes shall be governed by and construed in accordance with the laws of the state of Delaware, as applied to contracts made and performed within the state of Delaware, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of Delaware in any action or proceeding arising out of or relating to this Indenture or the Notes.

8.10  NO RECOURSE AGAINST OTHERS.
      --------------------------

     No Affiliate, director, officer, employee, limited liability company members or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

8.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
      ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

8.12  SUCCESSORS.
      ----------

     All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind their respective successors, assigns and transferees.

8.13  DUPLICATE ORIGINALS.
      -------------------

     All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

8.14  SEVERABILITY.
      ------------

     In case any one or more of the provisions in this Indenture or the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

8.15  TABLE OF CONTENTS; HEADINGS.
      ---------------------------

     The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                         ISSUER

                                         CARDIAC SCIENCE, INC.

                                         By:

                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------

                                         TRUSTEE

                                         THE BANK OF NEW YORK


                                         By:

                                            --------------------------------

                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------